[LOGO]ALLEGHENY ENERGY

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
                                                                  Allen Staggers
                                                         Manager, Communications
                                                                    724-830-5433

                                                                       Jay Mason
                                                         Manager, Communications
                                                                    301-790-6140


                              FOR IMMEDIATE RELEASE

                        Allegheny Energy, Inc. Subsidiary

                  Completes Purchase of Mountaineer Gas Company

     Hagerstown, Md., August 24, 2000 - Allegheny Power, the energy delivery company of Allegheny Energy, Inc. (NYSE: AYE), has successfully completed its $323 million purchase of Mountaineer Gas Company (MGC), West Virginia's largest natural gas provider. Allegheny Energy assumed ownership from Energy Corporation of America on Aug. 18, 2000.

     The transaction is expected to provide shareholder value and be accretive to earnings in the first full year. Allegheny expects to realize cost savings primarily from the integration of administrative functions. MGC's service territory is contiguous to Allegheny's service territory and adjoins the service territory of its most recent acquisition, West Virginia Power.

     "This addition of Mountaineer Gas Company to the Allegheny Energy family is another step in our strategy of diversifying our energy business by adding more natural gas to our fuel portfolio," said Alan J. Noia, Chairman, President, and Chief Executive Officer of Allegheny Energy. "It further advances our delivery company's strategy of growing through acquisitions and broadening its reach."

     The acquisition of MGC provides Allegheny Energy with 11.7 billion cubic feet of gas storage and 200,000 new natural gas customers in a region where the Company already provides energy services. The transaction also includes Mountaineer Gas Services, a MGC subsidiary that operates natural gas producing properties, gas gathering facilities, and intrastate transmission pipelines, including approximately 375 wells in the Appalachian area.

                                    --more--

ALLEGHENY ENERGY/MOUNTAINEER GAS ACQUISITION
PAGE TWO

     This acquisition will grow Allegheny's service territory to more than 31,000 square miles and its customer base to 1.6 million customers. Allegheny plans to manage the Mountaineer Gas operations out of Charleston, W.Va., and Allegheny Power's President Jay S. Pifer will manage the newly acquired company.

     "We will focus on integrating Mountaineer Gas Company into Allegheny's operations in the coming months," said Noia. "We want to ensure that we build upon the solid reputation of Mountaineer Gas Company and continue to deliver our operating expertise, which will provide benefits to customers, employees, and shareholders. Allegheny Power is nationally recognized for our excellent customer service, and we will continue to provide quality service to our new customers across West Virginia."

     Allegheny Energy, Inc. is a diversified energy company headquartered in Hagerstown, Md. The Allegheny Energy family includes Allegheny Energy Supply Company, LLC, which operates and markets competitive retail and wholesale electric generation and operates regulated electric generation for its affiliates; Allegheny Power, which delivers electric energy and natural gas to three million people in parts of Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; and Allegheny Ventures, which actively invests in and develops telecommunications and energy-related projects. For more information, check our web site at www.alleghenyenergy.com.


                                      #####

[LOGO]ALLEGHENY POWER
      An Allegheny Energy Company

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
                                                                  Allen Staggers
                                                         Manager, Communications
                                                                    724-830-5433

                                                                       Jay Mason
                                                         Manager, Communications
                                                                    301-790-6140


                              FOR IMMEDIATE RELEASE
                              ---------------------

        ALLEGHENY POWER COMPLETES ACQUISITION OF MOUNTAINEER GAS COMPANY

     GREENSBURG, PA., AUGUST 24, 2000 -- Allegheny Power, the energy delivery business of Allegheny Energy, today announced that it has completed the acquisition of Mountaineer Gas Company (MGC), a wholly owned subsidiary of Energy Corporation of America, for $323 million (which includes the assumption of $100 million in debt).

     "We are extremely pleased to announce the completion of this acquisition and look forward to continuing our commitment to West Virginia by serving 200,000 new customers," said Jay S. Pifer, President of Allegheny Power. "Mountaineer Gas is a fine company with employees that share Allegheny's values of providing quality customer service while offering low rates."

     "Today's announcement represents the second significant acquisition completed by Allegheny Power in the past nine months," said Jay S. Pifer, President of Allegheny Power. "It illustrates one component of our growth strategy--the expansion of our business. While we will continue to grow our revenues and achieve operational excellence, we believe that adding energy delivery operations increases our customer base and provides stable cash flow while at the same time diversifying our asset portfolio. As always, we remain focused on growing our earnings and providing consistent, attractive returns to our shareholders."

     With the acquisition of Mountaineer Gas, coupled with the recent acquisition of West Virginia Power, Allegheny Power now provides natural gas sales, transportation, and distribution services to more than 225,000 new customers throughout West Virginia. The transaction also includes Mountaineer Gas Services, a MGC subsidiary that operates natural gas producing properties, gas gathering facilities, and intrastate transmission pipelines, including approximately 375 wells in the Appalachian area.

                                    - more -

ALLEGHENY POWER/MOUNTAINEER GAS ACQUISITION
PAGE TWO

     With the acquisition of MGC, West Virginia's largest natural gas provider and one of the lowest-cost suppliers in the state, Allegheny will expand its service territory to more than 31,000 square miles with a total customer base of more than 1.6 million. The purchase also provides Allegheny with 11.7 billion cubic feet of gas storage in a region where the Company currently provides energy services.

     Allegheny Power will now provide either electric or gas service to all of West Virginia's 55 counties. Currently, the Allegheny companies operate six coal-burning power stations, a 24-hour state-of-the-art Customer Service Center, a Corporate Training Center, and 21 operating service centers, with approximately 2,000 employees working in the state. Allegheny has been part of the West Virginia business community for more than 100 years.

     The Public Service Commission of West Virginia, the Department of Justice/Federal Trade Commission, and the Securities and Exchange Commission approved the transaction. Final regulatory approval was received on Aug. 11 and the closing occurred on Aug. 18.

     Allegheny Power, an Allegheny Energy company, delivers low-cost, reliable energy to about three million people in parts of Maryland, Ohio, Pennsylvania, Virginia, and West Virginia. Allegheny Energy, Inc. is a diversified energy company headquartered in Hagerstown, Md. In addition to Allegheny Power, the Allegheny Energy family includes Allegheny Energy Supply Company, LLC, which operates and markets competitive retail and wholesale electric generation and operates regulated electric generation for its affiliates; and Allegheny Ventures, which actively invests in and develops energy-related and telecommunications projects. For more information, check our web site at www.alleghenypower.com.

                                       ###